UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2016 (November 4, 2016)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1A Burton Hills Boulevard Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with the proposed merger of Envision Healthcare Holdings, Inc. (“Envision”) and AmSurg Corp. (“AMSURG”), New Amethyst Corp., a wholly owned subsidiary of AmSurg to be renamed “Envision Healthcare Corporation” upon consummation of the merger (“Newco”), intends to refinance approximately:

•	$1.3 billion of debt outstanding under the Term Loan B credit facility due 2018 of Envision Healthcare Corporation, a wholly owned subsidiary of Envision and the current borrower under Envision’s credit facility (the “Current Envision Borrower”);

•	$993 million of debt outstanding under the Current Envision Borrower’s Term Loan B credit facility due 2022;

•	$850 million of debt outstanding under AMSURG’s Term Loan B credit facility due 2021;

•	$400 million of debt outstanding under AMSURG’s revolving credit facility due 2019; and

•	$250 million of debt outstanding under AMSURG’s Senior Notes due 2020.

It is expected that the refinancing and related fees and expenses will be funded by Newco with the net proceeds of borrowings under a new approximately $3.3 billion term loan facility due 2023 and the net proceeds of its anticipated $750 million of unsecured senior debt financing.

Additionally, all existing commitments under the Current Envision Borrower’s asset-based revolving credit facility due 2018 are expected to be refinanced with new revolving commitments in an aggregate principal amount of $1 billion, which will terminate in 2021; and $105 million of debt outstanding under such facility will be repaid in connection with the refinancing. The refinancing is expected to close concurrently with the consummation of the merger.

In connection with the refinancing, AMSURG is disclosing certain combined company financial and operating data for the last twelve months ended September 30, 2016 (“LTM”), which will be provided in a presentation to potential term loan lenders in connection with the refinancing.

•	Combined Company LTM Adjusted EBITDA of $1.3 billion

•	Combined Company Pro Forma Net Debt of approximately $5.6 billion

•	Net leverage of 4.2x

•	Combined Company LTM Unlevered Free Cash Flow of $700 million

•	More than 31.9 million patient encounters on a combined basis annually

Reconciliations of Combined Company LTM Adjusted EBITDA, Combined Company Pro Forma Net Debt and Combined Company LTM Unlevered Free Cash Flow are presented below.

Envision Healthcare Holdings, Inc.

Reconciliation of Adjusted EBITDA to Net Income

(unaudited; in millions)

LTM 9/30/2016
Net income	$136
(+) Depreciation and amortization	232
(+) Restructuring and other charges	8
(+) Interest income from restricted assets	1
(+) Equity-based compensation expense	11
(+) Transaction costs	59
(+) Severance and related costs	9
(+) Net income attributable to non-controlling interest	(13)
(+) Interest expense	153
(+) Interest income from restricted assets	(1)
(+) Other income net	(1)
(+) Income tax expense	82
(+) Equity in earnings of unconsolidated affiliates	(2)

Adjusted EBITDA	$674

AMSURG Corp.

Reconciliation of Adjusted EBITDA to Net Income

(unaudited; in millions)

LTM 9/30/2016
Net income	$183
(+) Loss from disc ops	1
(+) Interest expense	127
(+) Income tax expense	121
(+) Depreciation and amortization	117

EBITDA	549
(+) Share based comp	25
(+) Transaction costs	25
(+) Net gain on deconsolidations	(38)
(+) Net change in fair value of contingent consideration	(1)

Adjusted EBITDA	$560

Combined Company LTM Adjusted EBITDA Reconciliation

(unaudited; in millions)

LTM 9/30/2016
AmSurg Adjusted EBITDA	$560
Envision Adjusted EBITDA	674

Total Adjusted EBITDA	1,234

AmSurg Acquired Adjusted EBITDA(1)	41
Envision Acquired Adjusted EBITDA(1)	26
Expected Synergies(2)	25

Combined Company LTM Adjusted EBITDA	$1,326

(1)	Acquired Adjusted EBITDA represents pre-acquisition Adjusted EBITDA of certain acquired companies.
(2)	Includes 50% of expected cost synergies from the merger.

Reconciliation of Combined Company Pro Forma Net Debt

As of September 30, 2016

(unaudited; in millions)

	AmSurg	Envision	Combined
	Per 10-Q	Per 10-Q	Total	Adjusted	Pro Forma
AMSURG $500mm R/C Facility due 2019	$400	$—	$400	$(400)	$—
AMSURG Term Loan B due 2021	850	—	850	(850)	—
AMSURG other secured debt	54	—	54	—	54
Envision $550mm ABL Facility due 2018	—	105	105	(105)	—
Envision Term Loan B due 2018	—	1,266	1,266	(1,266)	—
Envision Term Loan B due 2022	—	993	993	(993)	—
Envision Other secured debt	—	4	4	—	4
New $1,000mm ABL Facility due 2021	—	—	—	—	—
New Term Loan B due 2023	—	—	—	3,295	3,295
AMSURG 5.625% Senior notes due 2020	250	—	250	(250)	—
AMSURG 5.625% Senior notes due 2022	1,100	—	1,100	—	1,100
Envision 5.125% Senior notes due 2022	—	750	750	—	750
Unsecured Senior Debt Financing	—	—	—	750	750

Total debt	2,654	3,118	5,772	181	5,953
Less cash	(106)	(190)	(296)	(25)	(321)

Net debt	$2,548	$2,928	$5,476	$156	$5,632

Reconciliation of Combined Company LTM Unlevered Free Cash Flow to Cash Flow from Operations

(unaudited; in millions)

	AMSURG
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	LTM
Cash flow from Operations	$111	$82	$113	$156	462
Capital expenditures	(13)	(16)	(22)	(26)	(77)
Distributions to non-controlling interests	(57)	(57)	(59)	(57)	(230)
Interest payments	31	31	32	33	127
Transaction costs	3	1	5	17	26

Total	$75	$41	$69	$123	$308

	Envision
	Q4 2015	Q1 2016	Q2 2016	Q3 2016	LTM
Cash flow from Operations	$54	$90	$70	$93	307
Capital expenditures	(29)	(39)	(52)	(35)	(155)
Distributions to non-controlling interests	—	—	(9)	—	(9)
Interest payments	35	39	40	39	153
Restructuring and other costs	30	—	8	—	38
Transaction costs	8	6	12	32	58

Total	$98	$96	$69	$129	$392

	Combined
AMSURG LTM Cash Flow	$308
Envision LTM Cash Flow	392

Combined Company LTM Unlevered Free Cash Flow	$700

Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Envision’s and AMSURG’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Envision and AMSURG intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Envision’s and AMSURG’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and Envision and AMSURG undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that Envision and AMSURG have filed with the SEC; (ii) general economic, market, or business conditions; (iii) risks associated with the ability to consummate the business combination between Envision and AMSURG and the timing of the closing of the business combination; (iv) the ability to successfully integrate Envision’s and AMSURG’s operations and employees; (v) the ability to realize anticipated benefits and synergies of the business combination; (vi) the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and (vii) other circumstances beyond Envision’s and AMSURG’s control. Refer to the section entitled “Risk Factors” in Envision’s and AMSURG’s annual and quarterly reports for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements.

Non-GAAP Financial Information

This Current Report on Form 8-K includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Combined Company LTM Adjusted EBITDA, Combined Company Pro Forma Net Debt and Combined Company LTM Unlevered Free Cash Flow. The items excluded from these non-GAAP measures are important in understanding Envision’s and AMSURG’s financial performance, and any non-GAAP measures presented should not be considered in isolation of, or as an alternative to, GAAP financial measures. Since these non-GAAP financial measures are not measures determined in accordance with GAAP, have no standardized meaning prescribed by GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA of Envision is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, transaction costs related to acquisition activity, related party management fees, restructuring and other charges, severance and related costs, adjustment to net (income) loss attributable to non-controlling interest due to deferred income taxes, and depreciation and amortization expense. Adjusted EBITDA of AMSURG is defined as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Except for purposes of calculating leverage ratios and as otherwise noted herein, Adjusted EBITDA from acquisitions prior to the date such acquisitions were completed are not included in Adjusted EBITDA for either Envision or AMSURG. Combined Company LTM Adjusted EBITDA is defined as LTM Adjusted EBITDA of Envision plus LTM Adjusted EBITDA of AMSURG, as further adjusted for pre-acquisition Adjusted EBITDA of certain acquired companies and specified synergies. Combined Company Pro Forma Net Debt for Envision and AMSURG is defined as long-term debt and capital lease obligations less cash and cash-equivalents, giving pro forma effect to the combination. Combined Company LTM Unlevered Free Cash Flow for Envision and AMSURG is defined as cash flow from operations for Envision and AMSURG for the last twelve-months period less capital expenditures, less distributions to minority interests, plus cash interest expense, plus restructuring/other charges and transaction costs.

No Offer or Solicitation / Additional Information and Where to Find It

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed business combination between Envision and AMSURG or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination between Envision and AMSURG will be submitted to their respective shareholders on November 28, 2016 for consideration. On August 4, 2016, AMSURG caused its newly formed, wholly owned subsidiary, Newco, to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (File No. 333-212885) that constitutes a prospectus of Newco and a joint proxy statement of Envision and AMSURG. The SEC declared the Form S-4, as subsequently amended, effective on October 19, 2016. Envision and AMSURG have caused the definitive joint proxy statement/final prospectus to be mailed to their respective shareholders, as required by applicable law. This Current Report on Form 8-K is not a substitute for the definitive joint proxy statement/final prospectus, or any other document that may be filed with the SEC in connection with the proposed business combination. Investors and shareholders are urged to read carefully and in their entirety the definitive joint proxy statement/final prospectus delivered to shareholders, and any other relevant documents that are filed with the SEC when they become available, because they contain important information about the proposed business combination and related matters. Investors and shareholders may obtain free copies of the definitive joint proxy statement/final prospectus and other documents containing important information about Envision, AMSURG and Newco, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Envision and AMSURG make available free of charge at www.evhc.net and www.amsurg.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC.

Participants in The Merger Solicitation

Envision, AMSURG and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Envision and shareholders of AMSURG in connection with the proposed business combination. Information about the directors and executive officers of Envision is set forth in its proxy statement for its 2016 annual meeting of stockholders filed with the SEC on March 23, 2016. Information about the directors and executive officers of AMSURG is set forth in its proxy statement for its 2016 annual meeting of shareholders filed with the SEC on April 22, 2016 and its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 25, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are included in the definitive joint proxy statement/final prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Kevin D. Eastridge
Kevin D. Eastridge
Senior Vice President, Finance and Chief Accounting Officer

Date: November 4, 2016